Exhibit 24

POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint THOMAS E. BERGMANN, ANASTASIA D. KELLY, GLENN R. RICHTER, and LARRY R. RAYMOND with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys and agents, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Lands' End, Inc. Retirement Plan, the Sears 401(k) Profit Sharing Plan (collectively, the "Plans") and the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under the Securities Act of common shares of the Company acquired or to be acquired by the Plans for their participants and participations in each Plan to be offered to employees upon becoming eligible for participation, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as director or officer, or both, of the Company, as indicated below opposite his or her signature, to (i) one or more registration statements, or any amendments or post-effective amendments thereto, to be filed in respect of the common shares of the Company and participations in the Plans; (ii) the prospectuses or any amendments, supplements or revisions thereof which are part of any such registration statements; (iii) any amendment or post-effective amendment to any registration statement heretofore filed under the Securities Act with respect to any common shares of the Company and participations in the Plans; and (iv) any prospectus or any amendment, supplement or revision thereof which is a part of any registration statement (as the same may have been amended) heretofore filed under the Securities Act with respect to common shares of the Company and participations in the Plans; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

                IN WITNESS WHEREOF, each of the undersigned has subscribed his or her name, this 11th day of December, 2002.

Name	Title

/s/ Alan J. Lacy Alan J. Lacy	Chairman of the Board of Directors, President, and Chief Executive Officer (Principal Executive Officer)

/s/ Glenn R. Richter Glenn R. Richter	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Thomas E. Bergmann Thomas E. Bergmann	Vice President and Controller (Principal Accounting Office)

/s/ Hall Adams, Jr. Hall Adams, Jr.	Director

/s/Brenda C. Barnes Brenda C. Barnes	Director

/s/James R. Cantalupo James R. Cantalupo	Director

/s/ Donald J. Carty Donald J. Carty	Director

/s/ W. James Farrell W. James Farrell	Director

/s/ Michael A. Miles Michael A. Miles	Director

/s/ Hugh B. Price Hugh B. Price	Director

/s/ Dorothy A. Terrell Dorothy A. Terrell	Director

/s/ Raul Yzaguirre Raul Yzaguirre	Director

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